EXHIBIT 99.1

Northstar Neuroscience, Inc. Announces Plan for NASDAQ Delisting and Filing of Articles of Dissolution

SEATTLE – June 12, 2009 – (GlobeNewswire) — Northstar Neuroscience, Inc. (NASDAQ:NSTR) announced today that is has provided written notice to The NASDAQ Stock Market, Inc. (“NASDAQ”) of its intention to voluntarily delist its common stock from the NASDAQ Global Market. On June 22, 2009, Northstar will file with the Securities and Exchange Commission and NASDAQ a Form 25 relating to the delisting of Northstar’s common stock. Northstar expects that trading in its common stock will be permanently suspended by NASDAQ effective at the open of trading on June 22, 2009, with official delisting of the common stock effective 10 days thereafter, on July 2, 2009, at which time Northstar’s transfer agent will close the stock transfer records and discontinue recording transfers of the common stock.

Northstar also announced today the filing of its Articles of Dissolution with the Secretary of State of the State of Washington, with an effective date of July 2, 2009.

Northstar’s actions to delist its common stock from NASDAQ and file the Articles of Dissolution are pursuant to the Plan of Complete Liquidation and Dissolution approved by Northstar’s shareholders on May 14, 2009.

Statement under the Private Securities Litigation Reform Act of 1995.

Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Among those risks and uncertainties are the risks surrounding the timing of suspension of trading and delisting of our common stock, as well as more specific risks and uncertainties set forth in the Risk Factors section of our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 17, 2009. Any of these risks and uncertainties could cause our actual results to differ from those contained in the forward-looking statements.

CONTACT:

Brian B. Dow

Vice President of Finance and Chief Financial Officer

Northstar Neuroscience, Inc.

206-300-0204

SOURCE: Northstar Neuroscience